EXHIBIT 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4273
ir@formfactor.com

FORMFACTOR, INC. REPORTS 2025 FIRST QUARTER RESULTS
Q1 Revenue, Gross Margin and EPS Above Mid-Point of the Outlook Range, Sees Significant Demand Step-Up in Q2'25
Announces Additional $75 Million Stock Repurchase Authorization

LIVERMORE, Calif. — April 30, 2025 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the first quarter of fiscal 2025 ended March 29, 2025. Quarterly revenues were $171.4 million, a decrease of 9.6% compared to $189.5 million in the fourth quarter of fiscal 2024, and an increase of 1.6% from $168.7 million in the first quarter of fiscal 2024.

•Foundry & Logic first-quarter demand increased low single digits sequentially
•Experienced reduction in DRAM as export controls limited FormFactor’s ability to ship probe cards for advanced node designs to China
•Closed acquisition of minority interest in FICT Limited, a key supplier of advanced probe card components

“As expected, FormFactor reported sequentially lower first-quarter revenue and profitability due to anticipated reductions in demand for both DRAM probe cards and Systems,” said Mike Slessor, CEO of FormFactor, Inc. “Longer-term, we remain confident in the growth prospects for FormFactor and the semiconductor industry overall, driven by the fundamental trends of Advanced Packaging, High-Bandwidth-Memory, and Co-Packaged Optics.”

The company also announced that its Board of Directors has authorized a $75 million stock repurchase plan. This new stock repurchase authorization will expire April 23, 2027, and may be suspended, modified or discontinued at any time. Under the new repurchase authorization, repurchases may be made both in the open market and through privately negotiated transactions.

First Quarter Highlights

On a GAAP basis, net income for the first quarter of fiscal 2025 was $6.4 million, or $0.08 per fully-diluted share, compared to net income for the fourth quarter of fiscal 2024 of $9.7 million, or $0.12 per fully-diluted share, and net income for the first quarter of fiscal 2024 of $21.8 million, or $0.28 per fully-diluted share. Gross margin for the first quarter of 2025 was 37.7%, compared with 38.8% in the fourth quarter of 2024, and 37.2% in the first quarter of 2024.

On a non-GAAP basis, net income for the first quarter of fiscal 2025 was $18.0 million, or $0.23 per fully-diluted share, compared to net income for the fourth quarter of fiscal 2024 of $21.3 million, or $0.27 per fully-diluted share, and net income for the first quarter of fiscal 2024 of $14.3 million, or $0.18 per fully-diluted share. On a non-GAAP basis, gross margin for the first quarter of 2025 was 39.2%, compared with 40.2% in the fourth quarter of 2024, and 38.7% in the first quarter of 2024.

A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below.

GAAP net cash provided by operating activities for the first quarter of fiscal 2025 was $23.5 million, compared to $35.9 million for the fourth quarter of fiscal 2024, and $33.0 million for the first quarter of fiscal 2024. Free cash flow for the first quarter of fiscal 2025 was $6.3 million, compared to free cash flow for the fourth quarter of fiscal 2024 of $28.8 million, and free cash flow for the first quarter of 2024 of $19.7 million. A reconciliation of net cash provided by operating activities to non-GAAP free cash flow is provided in the schedules included below.

Outlook

Dr. Slessor added, “Although our sequential growth outlook is tempered by the uncertainty created by the current tariff situation, we expect to deliver double-digit sequential revenue growth, with increases across all our major served markets and segments.”

For the second quarter ending June 28, 2025, FormFactor is providing the following outlook*:

	GAAP	Reconciling Items**	Non-GAAP
Revenue	$190 million +/- $5 million	—	$190 million +/- $5 million
Gross Margin	38.5% +/- 1.5%	$3 million	40% +/- 1.5%
Net income per diluted share	$0.18 +/- $0.04	$0.12	$0.30 +/- $0.04
*This outlook assumes consistent foreign currency rates.
**Reconciling items are stock-based compensation, amortization of intangible assets and fixed asset fair value adjustments due to acquisitions, and restructuring charges, net of applicable income tax impacts.

We posted our revenue breakdown by geographic region, by market segment and with customers with greater than 10% of total revenue on the Investor Relations section of our website at www.formfactor.com. We will conduct a conference call at 1:25 p.m. PT, or 4:25 p.m. ET, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investor Relations section of our website at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The replay will be available on the Investor Relations section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and free cash flow, that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses, gains and losses. Reconciliations of the adjustments to GAAP results for the three and three months ended March 29, 2025, and for outlook provided before, as well as for the comparable periods of fiscal 2024, are provided below, and on the Investor Relations section of our website at www.formfactor.com. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Financial Measures” following the tables below.

About FormFactor:

FormFactor, Inc. (NASDAQ: FORM), is a leading provider of essential test and measurement technologies along the full semiconductor product life cycle - from characterization, modeling, reliability, and design de-bug, to qualification and production test. Semiconductor companies rely upon FormFactor’s products and services to accelerate profitability by optimizing device performance and advancing yield knowledge. The Company serves customers through its network of facilities in Asia, Europe, and North America. For more information, visit the Company’s website at www.formfactor.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including with respect to the Company’s future financial and operating results, and the Company’s plans, strategies and objectives for future operations. These statements are based on management’s current expectations and beliefs as of the date of this release, and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding future financial and operating results, including under the heading “Outlook” above, market trends, conditions in and the growth of the semiconductor industry and the Company's performance, and other statements regarding the Company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” “forecast,” “continue,” and "prospect," and the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in and impacts from export control, tariffs and other trade barriers; changes in demand for the Company’s products;

customer-specific demand; market opportunity; anticipated industry trends; the availability, benefits, and speed of customer acceptance or implementation of new products and technologies; manufacturing, processing, and design capacity, goals, expansion, volumes, and progress; difficulties or delays in research and development; industry seasonality; risks to the Company’s realization of benefits from acquisitions; reliance on customers or third parties (including suppliers); changes in macro-economic environments; events affecting global and regional economic and market conditions and stability such as tariffs, military conflicts, political volatility, infectious diseases and pandemics, and similar factors, operating separately or in combination; and other factors, including those set forth in the Company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the Company with the U.S. Securities and Exchange Commission. In addition, there are varying barriers to international trade, including restrictive trade and export regulations such as the US-China restrictions, dynamic tariffs, trade disputes between the U.S. and other countries, and national security developments or tensions, that may substantially restrict or condition our sales to or in certain countries, increase the cost of doing business internationally, and disrupt our supply chain. No assurances can be given that any of the events anticipated by the forward-looking statements within this press release will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. Unless required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 29, 2025	December 28, 2024	March 30, 2024
Revenues	$171,356	$189,483	$168,725
Cost of revenues	106,833	115,903	105,987
Gross profit	64,523	73,580	62,738
Operating expenses:
Research and development	27,800	30,504	28,627
Selling, general and administrative	33,454	35,226	33,079
Total operating expenses	61,254	65,730	61,706
Gain on sale of business	—	—	20,271
Operating income	3,269	7,850	21,303
Interest income, net	3,317	3,472	3,156
Other income, net	890	617	520
Income before income taxes	7,476	11,939	24,979
Provision for income taxes	1,075	2,234	3,198
Net income	$6,401	$9,705	$21,781
Net income per share:
Basic	$0.08	$0.13	$0.28
Diluted	$0.08	$0.12	$0.28
Weighted-average number of shares used in per share calculations:
Basic	77,345	77,267	77,452
Diluted	77,884	77,982	78,490

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 29, 2025	December 28, 2024	March 30, 2024
GAAP Gross Profit	$64,523	$73,580	$62,738
Adjustments:
Amortization of intangibles and fixed asset fair value adjustments due to acquisitions	542	555	586
Stock-based compensation	2,005	1,944	1,928
Restructuring charges	60	32	44
Non-GAAP Gross Profit	$67,130	$76,111	$65,296

GAAP Gross Margin	37.7%	38.8%	37.2%
Adjustments:
Amortization of intangibles and fixed asset fair value adjustments due to acquisitions	0.3%	0.4%	0.4%
Stock-based compensation	1.2%	1.0%	1.1%
Restructuring charges	—%	—%	—%
Non-GAAP Gross Margin	39.2%	40.2%	38.7%

GAAP operating expenses	$61,254	$65,730	$61,706
Adjustments:
Amortization of intangibles	(191)	(191)	(191)
Stock-based compensation	(7,791)	(8,269)	(8,477)
Restructuring charges	(2,823)	(371)	(49)
Costs related to sale and acquisition of businesses	(217)	(1,689)	(646)
Non-GAAP operating expenses	$50,232	$55,210	$52,343

GAAP operating income	$3,269	$7,850	$21,303
Adjustments:
Amortization of intangibles and fixed asset fair value adjustments due to acquisitions	733	746	777
Stock-based compensation	9,796	10,213	10,405
Restructuring charges	2,883	403	93
Gain on sale of business, net of cost related to sale and acquisition of businesses	217	1,689	(19,625)
Non-GAAP operating income	$16,898	$20,901	$12,953

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 29, 2025	December 28, 2024	March 30, 2024
GAAP net income	$6,401	$9,705	$21,781
Adjustments:
Amortization of intangibles and fixed asset fair value adjustments due to acquisitions	733	746	777
Stock-based compensation	9,796	10,213	10,405
Restructuring charges	2,883	415	93
Gain on sale of business, net of cost related to sale and acquisition of businesses	217	1,689	(19,625)
Income tax effect of non-GAAP adjustments	(2,026)	(1,445)	913
Non-GAAP net income	$18,004	$21,323	$14,344

GAAP net income per share:
Basic	$0.08	$0.13	$0.28
Diluted	$0.08	$0.12	$0.28

Non-GAAP net income per share:
Basic	$0.23	$0.28	$0.19
Diluted	$0.23	$0.27	$0.18

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 29, 2025	March 30, 2024
Cash flows from operating activities:
Net income	$6,401	$21,781
Selected adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8,156	7,193
Amortization	674	640
Stock-based compensation expense	9,796	10,405
Provision for excess and obsolete inventories	2,879	3,146
Gain on sale of business	—	(20,271)
Non-cash restructuring charges	2,102	—
Other activity impacting operating cash flows	(6,469)	10,118
Net cash provided by operating activities	23,539	33,012
Cash flows from investing activities:
Acquisition of property, plant and equipment	(18,584)	(13,436)
Proceeds from sale of business	—	21,275
Purchase of equity investment	(67,156)	—
Proceeds from (purchases of) marketable securities, net	1,080	(11,659)
Net cash used in investing activities	(84,660)	(3,820)
Cash flows from financing activities:
Purchase of common stock through stock repurchase program	(22,135)	(17,334)
Proceeds from issuances of common stock	21,576	4,948
Principal repayments on term loans	(273)	(266)
Tax withholdings related to net share settlements of equity awards	(2,132)	(1,840)
Net cash used in financing activities	(2,964)	(14,492)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	180	(1,592)
Net increase (decrease) in cash, cash equivalents and restricted cash	(63,905)	13,108
Cash, cash equivalents and restricted cash, beginning of period	197,206	181,273
Cash, cash equivalents and restricted cash, end of period	$133,301	$194,381

FORMFACTOR, INC.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO NON-GAAP FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended
	March 29, 2025	December 28, 2024	March 30, 2024
Net cash provided by operating activities	$23,539	$35,913	$33,012
Adjustments:
Sale of business and acquisition related payments in working capital	1,221	506	47
Cash paid for interest	92	93	100
Capital expenditures	(18,584)	(7,663)	(13,436)
Free cash flow	$6,268	$28,849	$19,723

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 29, 2025	December 28, 2024
ASSETS
Current assets:
Cash and cash equivalents	$129,889	$190,728
Marketable securities	169,099	169,295
Accounts receivable, net of allowance for credit losses	98,605	104,294
Inventories, net	109,965	101,676
Restricted cash	967	3,746
Prepaid expenses and other current assets	42,716	35,389
Total current assets	551,241	605,128
Restricted cash	2,445	2,732
Operating lease, right-of-use-assets	20,054	22,579
Property, plant and equipment, net of accumulated depreciation	208,317	210,230
Equity investment	68,667	—
Goodwill	199,700	199,171
Intangibles, net	9,681	10,355
Deferred tax assets	92,759	92,012
Other assets	3,303	4,008
Total assets	$1,156,167	$1,146,215

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$64,536	$62,287
Accrued liabilities	34,909	43,742
Current portion of term loan, net of unamortized issuance costs	1,113	1,106
Deferred revenue	14,996	15,847
Operating lease liabilities	8,461	8,363
Total current liabilities	124,015	131,345
Term loan, less current portion, net of unamortized issuance costs	11,927	12,208
Long-term operating lease liabilities	15,980	17,550
Deferred grant	18,000	18,000
Other liabilities	20,371	19,344
Total liabilities	190,293	198,447

Stockholders’ equity:
Common stock	77	77
Additional paid-in capital	844,488	837,586
Accumulated other comprehensive loss	(6,037)	(10,840)
Accumulated income	127,346	120,945
Total stockholders’ equity	965,874	947,768
Total liabilities and stockholders’ equity	$1,156,167	$1,146,215

About our Non-GAAP Financial Measures:

We believe that the presentation of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and free cash flow provides supplemental information that is important to understanding financial and business trends and other factors relating to our financial condition and results of operations. Non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon our activities and other factors, facilitates comparability of our operating performance from period to period. We use free cash flow to conduct and evaluate our business as an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Many investors also prefer to track free cash flow, as opposed to only GAAP earnings. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures, and therefore it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We have chosen to provide this non-GAAP information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our Company. We compute non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income, by adjusting GAAP net income, GAAP net income per basic and diluted share, GAAP gross profit, GAAP gross margin, GAAP operating expenses, and GAAP operating income to remove the impact of certain items and the tax effect, if applicable, of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP, and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income, net income per basic and diluted share, gross profit, gross margin, operating expenses, or operating income in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Non-GAAP Financial Measure Reconciliations” and “Reconciliation of Cash Provided by Operating Activities to non-GAAP Free Cash Flow” included in this press release.

Source: FormFactor, Inc.
FORM-F